Exhibit 4.1h

SEVENTH SUPPLEMENTAL INDENTURE, dated as of July 27, 2010 (this “Supplemental Indenture”), among Insurance Auto Auctions Tennessee LLC, a Tennessee limited liability company (the “Subsidiary Guarantor”), KAR Auction Services, Inc. (formerly known as KAR Holdings, Inc.), a Delaware corporation (the “Company,” which term includes its successors and assigns), each other then existing Guarantor under the Indenture referred to below (the “Existing Guarantors” and, together with the Subsidiary Guarantor, the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Company, the Existing Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of April 20, 2007 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of Floating Rate Senior Notes due 2014 of the Company (the “Notes”);

WHEREAS, Section 1308 of the Indenture provides that the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall guarantee the Company’s Subsidiary Guaranteed Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article XIII of the Indenture;

WHEREAS, the Subsidiary Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of the Subsidiary Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which the Subsidiary Guarantor has guaranteed, and on the Subsidiary Guarantor’s access to working capital through the Company’s access to revolving credit borrowings under the Senior Credit Agreement; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Agreement to Guarantee. The Subsidiary Guarantor hereby agrees, jointly and severally with the other Guarantors, irrevocably, fully and unconditionally, to guarantee the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

3. Termination, Release and Discharge. The Subsidiary Guarantor’s Subsidiary Guarantee shall terminate and be of no further force or effect, and the Subsidiary Guarantor shall be released and discharged from all obligations in respect of the Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture.

4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of the Subsidiary Guarantor’s Subsidiary Guarantee or any provision contained herein or in Article XIII of the Indenture.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8. Headings. The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

INSURANCE AUTO AUCTIONS TENNESSEE LLC, as Subsidiary Guarantor

By	/s/ Sidney L. Kerley
	Name:	Sidney L. Kerley
	Title:	Vice President, General Counsel and Secretary

KAR AUCTION SERVICES, INC.

By	/s/ Rebecca Polak
	Name:	Rebecca Polak
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Seventh Supplemental Indenture—Floating Rate Notes]

ADESA, INC.

ADESA CORPORATION, LLC

A.D.E. OF ARK-LA-TEX, INC.

A.D.E. OF KNOXVILLE, LLC

ADESA ARK-LA-TEX, LLC

ADESA ARKANSAS, LLC

ADESA ATLANTA, LLC

ADESA BIRMINGHAM, LLC

ADESA CALIFORNIA, LLC

ADESA CHARLOTTE, LLC

ADESA COLORADO, LLC

ADESA DEALER SERVICES, LLC

ADESA DES MOINES, LLC

ADESA FLORIDA, LLC

ADESA IMPACT TEXAS, LLC

ADESA INDIANAPOLIS, LLC

ADESA LANSING, LLC

ADESA LEXINGTON, LLC

ADESA MEXICO, LLC

ADESA MINNESOTA, LLC

ADESA MISSOURI, LLC

ADESA MISSOURI REDEVELOPMENT CORPORATION

ADESA NEW JERSEY, LLC

ADESA NEW YORK, LLC

ADESA OHIO, LLC

ADESA OKLAHOMA, LLC

ADESA PENNSYLVANIA, LLC

ADESA PHOENIX, LLC

ADESA SAN DIEGO, LLC

ADESA-SOUTH FLORIDA, LLC

ADESA SOUTHERN INDIANA, LLC

ADESA TEXAS, INC.

ADESA VIRGINIA, LLC

ADESA WISCONSIN, LLC

AFC CAL, LLC

ADS ASHLAND, LLC

ADS PRIORITY TRANSPORT LTD.

ASSET HOLDINGS III, L.P.

AUTO DEALERS EXCHANGE OF CONCORD, LLC

AUTO DEALERS EXCHANGE OF MEMPHIS, LLC

AUTO DISPOSAL SYSTEMS, INC.

AUTO PORTFOLIO SERVICES, LLC

AUTOMOTIVE FINANCE CONSUMER DIVISION, LLC

AUTOMOTIVE FINANCE CORPORATION

[Signature Page to Seventh Supplemental Indenture—Floating Rate Notes]

AUTOMOTIVE RECOVERY SERVICES, INC.

AUTOVIN, INC.

AXLE HOLDINGS, INC.

CARBUYCO, LLC

DENT DEMON, LLC

INSURANCE AUTO AUCTIONS, INC.

INSURANCE AUTO AUCTIONS CORP.

IAA ACQUISITION CORP.

IAA SERVICES, INC.

LIVEBLOCK AUCTIONS INTERNATIONAL, INC.

PAR, INC.

SALVAGE DISPOSAL COMPANY OF GEORGIA

SIOUX FALLS AUTO AUCTION, INC.

TRI-STATE AUCTION CO., INC.

ZABEL & ASSOCIATES, INC.

By	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Authorized Signatory

[Signature Page to Seventh Supplemental Indenture—Floating Rate Notes]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

[Signature Page to Seventh Supplemental Indenture—Floating Rate Notes]